Exhibit 23.1

MAZARS

Our ref: HG/ST/W353/ABA2

May 27, 2009

The Board of Directors
WLG Inc.
Unit 1301, 13/F, Tower 1
Ever Gain Plaza
88 Container Port Road
Kwai Chung
New Territories

Dear Sir,

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-129206 on Form S-8 of WLG Inc. of our report dated March 31, 2009 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K/A of WLG Inc. for the year ended December 31, 2008 and 2007.

Yours faithfully,

/s/ Mazars CPA Limited

Mazars CPA Limited